1 December 1, 2005 December 1, 2005 Exhibit 99.1 * * * * * * * * * Morgan Stanley Chemicals Small Cap Roundtable

Highlights
Highlights
• Chlor Alkali netbacks have and will continue to improve
sequentially, particularly as a result of higher Caustic
prices
• Contracts renewing in 2006 will provide favorable price
resetting
• Metals volumes through August are down approximately
4% and 6% for strip and rod, respectively; but better
than the overall industry
• Metals 2006 profit improvement actions likely to include
plant closures, realignments and headcount reductions
• Winchester to realize meaningful revenue from military
second source contract in 2nd half of 2006

Chlor
Chlor
Alkali
Alkali
Products
Products
• Recent price increases announced:
– August Caustic $50 – impact Q4 2005
– Early September Chlorine $20 – impact Q4 2005
– Late September Caustic $75 – impact 2006
– Early November Caustic $60 – impact 2006
• Contracts resetting in 2006
• Hurricanes did not damage any Olin plants, but
disrupted customers and rail lines
• Higher transportation and energy costs, Olin system
less dependent on natural gas
• Bleach expansion

Olin’s
Olin’s
Chlor
Chlor
Alkali
Alkali
Contracts
Contracts
• Olin contracts nearly 100% of its chlorine and
caustic sales
• On about two-thirds of the chlorine and caustic
volumes, prices change quarterly, with a
combination of formula-based and negotiated
pricing, balance renegotiated annually or semi-
annually
• Many contracts have a one quarter lag in them,
which delays price increases in a tightening
market, but helps in a softening market
• Competitive forces dictate contract duration and
terms

Impact of High Chlorine Prices
Impact of High Chlorine Prices
On Chlor Alkali Profitability
On Chlor Alkali Profitability
• Chlorine buyers are highly concentrated
• Some large chlorine buyers have contractual caps
and / or discounts which dampen impact of price
increases at high end of contract range
• Chlorine contracts are multi-year and recognize
cycle pricing trends
• Olin has been able to increase chlorine selling
prices above our historical highs

Caustic Price Increases Are A
Caustic Price Increases Are A
Key to Higher ECU Values
Key to Higher ECU Values
• Historically, Olin’s chlor alkali business has seen
peak earnings during times of high Caustic prices
• Caustic customers are smaller and more numerous
• Caustic demand improvement normally lags
Chlorine by six months
• Olin sells 10% more caustic than chlorine
• Proximity to customers reduces freight costs
compared to chlorine

Metals
Metals
• Volumes through August are down in strip and
rod by 4% and 6%, respectively, but better than
the industry which is down 11% and 9%
• Shipments in electronics, automotive and building
products down 9%, coinage up 7% and
ammunition flat, but with upside in 2006 for
ammunition
• Higher energy and commodity costs are impacting
2005

Metals
Metals
• Earnings improvement opportunities through the
likely combination of plant closures, realignments
and headcount reductions to be completed in 2006
• Limited expansion of our China distribution
facility by adding stamping capabilities
• We believe that we are the low cost metals
producer in the U. S. putting us in a preferred
position with regards to profitability

Winchester
Winchester
• Higher sales volumes to commercial, military and
law enforcement customers were more than offset
by increased copper, lead, steel and resin costs
• Price increases announced for 2006 to offset
higher commodity prices
• Start-up costs at the Oxford, MS facility also
increased expenses in Q3
• Olin, as part of the General Dynamics team, was
awarded the second source small caliber
ammunition contract – meaningful revenue
realization should occur in second half of 2006

Financial Highlights
Financial Highlights
• 2005 cash generation supported by use of net
operating loss carryforwards
• Recovery of environmental costs offsets higher
legal and legal related costs
• $6 million voluntary pension contribution in
September 2005
• We do not believe that mandatory contributions
will be required for 2 years

Financial Highlights
Financial Highlights
(continued)
(continued)
• Repaid $27 million of debt in 2004 and $52
million in 2005
• 2005 pension expense expected to increase by
approximately $16 million over 2004
• 2005 effective tax rate of 39%
• Commitment to investment grade credit rating
• Capital spending levels expected to be in line with
depreciation in 2005

Forward-Looking Statements
Forward-Looking Statements
This presentation contains estimates of future
performance, which are forward-looking statements
and results could differ materially from those
anticipated in the forward-looking statements.
Some of the factors that could cause actual results
to differ are described in the business and outlook
sections of Olin’s Form 10-K for the year ended
December 31, 2004 and in Olin’s Third Quarter
2005 Earnings Release. These reports are filed with
the U.S. Securities and Exchange Commission.